Exhibit 10.200

OPEN-END MORTGAGE WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

*MAXIMUM PRINCIPAL INDEBTEDNESS NOT TO EXCEED $200,000,000*

ATTENTION: COUNTY RECORDER – THIS MORTGAGE CONSTITUTES A FIXTURE FILING UNDER SECTION 1309.334 OF THE OHIO REVISED CODE AND COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE LAND DESCRIBED HEREIN, AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS MORTGAGE IS TO BE FILED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF MORTGAGOR (AS DEFINED BELOW), AS “DEBTOR”, AND MORTGAGEE (AS DEFINED BELOW), AS “SECURED PARTY”. MORTGAGOR IS A RECORD OWNER OF AN INTEREST IN THE LAND DESCRIBED HEREIN. THE MAILING ADDRESSES OF MORTGAGOR (DEBTOR) AND MORTGAGEE (SECURED PARTY) ARE REFERENCED BELOW.

Assessors Parcel Number: M5810-031-000-87

OPEN-END MORTGAGE WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of the 15 day of November, 2007, by KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company, having an address of c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, CA 92660 (“Mortgagor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having an address of 2030 Main Street, Suite 800, Irvine, CA 92614 (“Mortgagee”), pursuant to that certain Loan Agreement of even date herewith (said Loan Agreement, as same may be further amended and modified from time to time, being hereinafter referred to as the “Loan Agreement”), by and between Mortgagee, as lender, and Mortgagor as “Borrower”.

PREPARED BY

Mark Appelbaum, Esq.

Heller Ehrman LLP

333 Bush Street

San Francisco, CA 94104

RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Real Estate Group (AU #2955)

2030 Main Street, Suite 800

Irvine, CA 92614

Attn: Rhonda Friedly

Loan No. 105233

ARTICLE 1. GRANT

1.1	GRANT. For the purposes of and upon the terms and conditions in this Mortgage, and to secure the full and timely payment, performance and discharge of the Secured Obligations (as herein defined), Mortgagor irrevocably GRANTS, CONVEYS, ASSIGNS, BARGAINS and SELLS and has by these presents GRANTED, CONVEYED, ASSIGNED, BARGAINED and SOLD to Mortgagee all of that real property located in the Township of West Chester, County of Butler, State of Ohio, described on Exhibit A attached hereto, together with all right, title, interest, and privileges of Mortgagor in and to all streets, ways, roads, and alleys used in connection with or pertaining to such real property and any improvements thereon, all development rights or credits, air rights, water, water rights and water stock related to the real property, all timber, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all licenses, appurtenances, reversions, remainders, easements, rights and rights of way appurtenant or related thereto; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the “Improvements”); all interest or estate which Mortgagee may as declarant under any and all covenants, conditions and restrictions may now or may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing; (all of the foregoing being collectively referred to as the “Subject Property”). The listing of specific rights or property shall not be interpreted as a limit of general terms.

1.2	ADDRESS. The address of the Subject Property is: 9701 Windisch Road, West Chester, OH 45069. However, neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Mortgage on the Subject Property as described on Exhibit A.

ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Mortgagor makes this Mortgage for the purpose of securing the following obligations (“Secured Obligations”):

(a)	Payment to Mortgagee of all sums at any time owing under that certain Promissory Note (“Note”) of even date herewith, in the principal amount of Ten Million, One Hundred Thirty-Seven Thousand, Four Hundred Fifty-Five Dollars ($10,137,455) executed by Mortgagor, as borrower (“Borrower”), and payable to the order of Mortgagee, as lender; and

(b)	Payment and performance of all covenants and obligations of Mortgagor under this Mortgage; and

(c)	Payment and performance of all covenants and obligations on the part of Borrower under that certain Loan Agreement (Non-Revolving) (“Loan Agreement”) of even date herewith by and between Borrower and Mortgagee, as lender, the Hazardous Materials Indemnity Agreement, and all other “Loan Documents” as defined in the Loan Agreement; and

(d)	Payment and performance of all covenants and obligations, if any, of any rider attached as an Exhibit to this Mortgage; and

(e)	Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Mortgage; and

(f)	Payment of any and all amounts advanced by Mortgagee with respect to the Subject Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Subject Property, as contemplated by Section 5301.233 of the Ohio Revised Code; and

(g)	Payment and performance of all covenants and obligations of Mortgagor under any interest rate swap agreement, or other interest rate hedge agreement of any type executed by and between Mortgagor and Mortgagee, which agreement is evidenced by a writing that recites it is secured by this Mortgage; and

(h)	All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2	OBLIGATIONS. The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3	INCORPORATION. All capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1	ASSIGNMENT. Mortgagor hereby irrevocably assigns to Mortgagee all of Mortgagor’s right, title and interest in, to and under: (a) all leases of the Subject Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Subject Property or any portion thereof, whether now existing or entered into after the date hereof (“Leases”); and (b) the rents, revenue, income, issues, deposits and profits of the Subject Property, including, without limitation, all parking income and all amounts payable and all rights and benefits accruing to Mortgagor under the Leases (“Payments”). The term “Leases” shall also include all guarantees of and security for the lessees’ performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee’s right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Subject Property.

3.2	GRANT OF LICENSE. Mortgagee confers upon Mortgagor a license (“License”) to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Subject Property. Mortgagor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees’ undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Mortgagor hereby relieves the lessees from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee.

3.3

EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Subject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (i) the exercise or failure to exercise by Mortgagee, or any of Mortgagee’s respective employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Mortgagee hereunder; or (ii) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

3.4	REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants that, to the best of Mortgagor’s knowledge: (a) Mortgagor has delivered to Mortgagee a rent roll that, as of the date hereof, contains a true, accurate and complete list of all Leases; (b) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (c) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor’s interests under any of the Leases has been transferred or assigned.

3.5	COVENANTS. Mortgagor covenants and agrees at Mortgagor’s sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and enforce by all appropriate remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Mortgagee prompt written notice of any material default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) exercise Mortgagor’s best efforts to keep all portions of the Subject Property that are capable of being leased at rental rates pursuant to the terms of the Loan Agreement; (d) deliver to Mortgagee fully executed, copies of each and every Lease that it is required to deliver in accordance with the Loan Agreement; and (e) execute and record such additional assignments of any Lease or, if required by the terms of the Loan Agreement, use commercially reasonable effort to obtain specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Mortgage, in form and substance acceptable to Mortgagee, as Mortgagee may request. Mortgagor shall not, without Mortgagee’s prior written consent or as otherwise permitted by any provision of the Loan Agreement: (i) to the extent prohibited by the terms of the Loan Agreement, enter into any Leases after the date hereof; (ii) execute any other assignment relating to any of the Leases; (iii) to the extent prohibited by the terms of the Loan Agreement, discount any rent or other sums due under the Leases or collect the same in advance, other than to collect rentals one (1) month in advance of the time when it becomes due; (iv) to the extent prohibited by the terms of the Loan Agreement, terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder; (v) to the extent prohibited by the terms of the Loan Agreement, consent to any assignment or subletting by any lessee; or (vi) subordinate or agree to subordinate any of the Leases to any other mortgage or encumbrance. Any such attempted action in violation of the provisions of this Section 3.5 shall be null and void. Without in any way limiting the requirement of Mortgagee’s consent hereunder, any sums received by Mortgagor in consideration of any termination (or the release or discharge of any lessee) modification or amendment of any Lease shall be applied as set forth in the Loan Agreement.

3.6	ESTOPPEL CERTIFICATES. Within thirty (30) days after written request by Mortgagee, Mortgagor shall deliver to Mortgagee and to any party designated by Mortgagee estoppel certificates executed by Mortgagor, and use its best efforts to obtain such estoppel certificates executed by each of the lessees, in each case in recordable form, certifying (if such be the case): (a) that the foregoing assignment and the Leases are in full force and effect; (b) the date of each lessee’s most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Mortgagor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Mortgagee.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1	SECURITY INTEREST. Mortgagor hereby grants and assigns to Mortgagee as of the date hereof a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Mortgagor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to Section 1.1 above) or (ii) the Improvements (which real property and Improvements are collectively referred to herein as the Subject Property); together with all rents (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, (including, without limitation, all acquisition agreements with respect to the Subject Property); all of Mortgagor’s rights under any interest rate swap agreement, or other interest rate hedge agreement of any type executed by and between Mortgagor and Mortgagee; all Contracts referenced in Section 5.18 below (including property management and leasing agreements), architects’ agreements, and/or construction agreements with respect to the completion of any improvements on the Subject Property), general intangibles, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Subject Property or any business now or hereafter conducted thereon by Mortgagor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Subject Property; all advance payments of insurance premiums made by Mortgagor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files to the extent relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a “fixture” under applicable law, this Mortgage upon being filed for record in the real estate records of the county wherein such fixtures are situated, constitutes a fixture filing under Section 1309.502 of the Ohio Revised Code an/or the Uniform Commercial Code, as amended or recodified from time to time (“UCC”), and is acknowledged and agreed to be a “mortgage” under such Sections. If this Mortgage or any reproduction of it is filed as a financing statement; Mortgagor is the debtor; Mortgagee is the secured party; an address of Mortgagee from which information concerning the security interests may be obtained is Mortgagee’s address set forth in Section 7.11 of this Mortgage; and a mailing address of Mortgagor is Mortgagor’s address set forth in Section 7.11 of this Mortgage. The information contained in this section is provided so that this Mortgage will comply with the requirements of Section 1309.502(C) of the Ohio Revised Code, as may be amended.

4.2	REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants that: (a) Mortgagor has, as of the date of recordation of this Mortgage, and will have, good title to the Collateral; (b) Mortgagor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; (c) Mortgagor’s principal place of business is located at the address shown in Section 7.11; and (d) Mortgagor’s legal name is exactly as set forth on the first page of this Mortgage and all of Mortgagor’s organizational documents or agreements delivered to Mortgagee are complete and accurate in every respect.

4.3	COVENANTS. Mortgagor agrees: (a) to execute and deliver such documents as Mortgagee deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Mortgagee prior written notice thereof; (c) to cooperate with Mortgagee in perfecting all security interests granted herein and in obtaining such agreements from third parties as Mortgagee deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (d) that Mortgagee is authorized to file financing statements in the name of Mortgagor to perfect Mortgagee’s security interest in Collateral.

4.4	RIGHTS OF MORTGAGEE. In addition to Mortgagee’s rights as a “Secured Party” under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice and at the expense of Mortgagor: (a) give notice to any person of Mortgagee’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Mortgagor under or from the Collateral. Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under Section 1309.620, et seq. of the Ohio Revise Code, or other applicable law.

4.5	RIGHTS OF MORTGAGEE ON DEFAULT. Upon the occurrence of a Default (hereinafter defined) under this Mortgage, then in addition to all of Mortgagee’s rights as a “Secured Party” under Chapter 1309 of the Ohio Revised Code, the UCC or otherwise at law:

(a)	Mortgagee may (i) upon written notice, require Mortgagor to assemble any or all of the Collateral and make it available to Mortgagee at a place designated by Mortgagee; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and dispose of any or all of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor’s expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales;

(b)	Mortgagee may, for the account of Mortgagor and at Mortgagor’s expense: (i) operate, use, consume, sell, lease, license or dispose of the Collateral as Mortgagee deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Mortgagee may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of any or all of the Collateral; Notwithstanding any other provision hereof, Mortgagee shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagor shall make an express written election of said remedy under Section 1309.620, et seq. of the Ohio Revised Code, or other applicable law; and

(c)	In disposing of Collateral hereunder, Mortgagee may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral may be applied by Mortgagee to the payment of expenses incurred by Mortgagee in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Mortgagee toward the payment of the Secured Obligations in such order of application as Mortgagee may from time to time elect.

4.6	POWER OF ATTORNEY. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Mortgagee may, without the obligation to do so, in Mortgagee’s name, or in the name of Mortgagor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee’s security interests and rights in or to any of the Collateral, and, upon a Default hereunder, take any other action required of Mortgagor; provided, however, that Mortgagee as such attorney-in-fact shall be accountable only for such funds as are actually received by Mortgagee.

4.7	POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in this Section or the other Loan Documents (as defined in the Loan Agreement), so long as no Default exists under this Mortgage or any of the Loan Documents, Mortgagor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Mortgagor’s business and in accordance with the Loan Agreement.

ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1	TITLE. Mortgagor represents and warrants that, except as disclosed to Mortgagee in a writing which refers to this warranty, Mortgagor lawfully holds and possesses fee simple title to the Subject Property without limitation on the right to encumber, and that this Mortgage is a first and prior lien on the Subject Property. Mortgagor hereby represents and warrants that all of the Subject Property is a single tax parcel, and there are no properties included in such tax parcel other than the Subject Property. Mortgagor further covenants and agrees that it shall not cause all or any portion of the Subject Property to be replatted or for any lots or boundary lines to be adjusted, changed or altered for either ad valorem tax purposes or otherwise, and shall not consent to the assessment of the Subject Property in more than one tax parcel or in conjunction with any property other than the Subject Property.

5.2	TAXES AND ASSESSMENTS.

(a)	Subject to Mortgagor’s rights to contest in good faith payment of taxes as provided in Subsection (b) below, Mortgagor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein. Mortgagor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Mortgagee by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Mortgagee pursuant to any Secured Obligation; provided, however, Mortgagor shall have no obligation to pay taxes which may be imposed from time to time upon Mortgagee and which are measured by and imposed upon Mortgagee’s net income.

(b)	Mortgagor may contest in good faith any taxes or assessments if: (i) Mortgagor pursues the contest diligently and in compliance with applicable laws, in a manner which Mortgagee determines is not prejudicial to Mortgagee, and does not impair the rights of Mortgagee under any of the Loan Documents; and (b) Mortgagor deposits with Mortgagee any funds or other forms of assurance which Mortgagee in good faith determines from time to time appropriate to protect Mortgagee from the consequences of the contest being unsuccessful. Mortgagor’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

5.3

TAX AND INSURANCE IMPOUNDS. At any time following the occurrence of a Default, and in accordance with the other Loan Documents, at Mortgagee’s option and upon its demand, but subject to Mortgagor’s right to use cash from the Property to cover Permitted REIT Distributions (as such term is defined in the Loan Agreement), Mortgagor shall, until all Secured Obligations have been paid in full, pay to Mortgagee monthly, annually or as otherwise directed by Mortgagee an amount estimated by Mortgagee to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property or Collateral and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, hazard and insurance required or requested pursuant to the Loan Documents when same are next due. If Mortgagee determines that any amounts paid by Mortgagor are insufficient for the payment in full of such taxes, assessments, levies, charges and/or insurance premiums, Mortgagee shall notify Mortgagor of the increased amounts required to pay all amounts when due, whereupon Mortgagor shall pay to Mortgagee within thirty (30) days thereafter the additional amount as stated in Mortgagee’s notice. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Mortgagee shall, unless Mortgagor is otherwise in Default hereunder or under any Loan Document, apply said funds to the payment of, or at the sole option of Mortgagee release said funds to Mortgagor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Mortgagor hereunder or under any Loan Document, Mortgagee may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Mortgagor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Mortgage, Mortgagee shall have the right to assign in writing all amounts collected and in its possession to its assignee whereupon Mortgagee shall be released from all liability with respect thereto. Within ninety-five (95) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Secured Obligations) or at such earlier time as Mortgagee may elect, the balance of all amounts collected and in Mortgagee’s possession shall be paid to Mortgagor and no other party shall have any right or claim thereto.

5.4	PERFORMANCE OF SECURED OBLIGATIONS. Mortgagor shall promptly pay and perform each Secured Obligation for which it is responsible hereunder or under the Loan Agreement when due.

5.5	LIENS, ENCUMBRANCES AND CHARGES. Mortgagor shall immediately discharge any lien not approved by Mortgagee in writing that has or may attain priority over this Mortgage. Subject to the following sentence, Mortgagor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Subject Property or Collateral, or any interest therein, whether senior or subordinate hereto. If a claim of lien is recorded which affects the Subject Property, Mortgagor shall, within twenty (20) calendar days of such recording or service or within five (5) calendar days of Mortgagee’s demand, whichever occurs first: (a) pay and discharge the claim of lien; (b) effect the release thereof by recording or delivering to Mortgagee a surety bond in sufficient form and amount; or (c) provide Mortgagee with other assurances which Mortgagee deems, in its sole discretion, to be satisfactory for the payment of such claim of lien and for the full and continuous protection of Mortgagee from the effect of such lien.

5.6	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)	The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Mortgagor to Mortgagee and, at the request of Mortgagee, shall be paid directly to Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Subject Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Subject Property or Collateral; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Subject Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law and Subsection (b) below, and without regard to any requirement contained in Section 5.7(d), Mortgagee may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in any such order acceptable to Mortgagee, and/or Mortgagee may release all or any part of the proceeds to Mortgagor upon any conditions Mortgagee may impose. Mortgagee may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided, however, in no event shall Mortgagee be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Mortgagee or its employees or agents.

(b)

At its sole option, Mortgagee may permit insurance or condemnation proceeds held by Mortgagee to be used for repair or restoration but may condition such application upon reasonable conditions, including, without limitation: (i) the deposit with Mortgagee of such additional funds which Mortgagee determines are needed to pay all costs of the repair or restoration, (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) the establishment of an arrangement for lien releases and disbursement of funds acceptable to Mortgagee; (iii) the delivery to Mortgagee of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Mortgagee, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be acceptable to Mortgagee; and (iv) the delivery to Mortgagee of evidence acceptable to Mortgagee (aa) that after completion of the work the income from the Subject Property will be sufficient to pay all expenses and debt service for the Subject Property; (bb) of the continuation of Leases acceptable to and required by Mortgagee; (cc) that upon completion of the work, the size, capacity and total value of the Subject Property will be at least as great as it was before the damage or condemnation occurred; (dd) that there has been no material adverse change in the financial condition or credit of Mortgagor since the date of this Mortgage; (ee) no Default shall have occurred, and (ff) of the satisfaction of any additional conditions that Mortgagee may reasonably establish to protect its security. Mortgagor hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within sixty (60) days of receipt by Mortgagee of such insurance or condemnation proceeds, then Mortgagee may apply such insurance or condemnation proceeds to pay the Secured Obligations in such order and amounts as Mortgagee in its sole discretion may choose.

(c)	Notwithstanding the foregoing provisions of this Section 5.6, if the insurance or condemnation proceeds equal $1,000,000 or less, Mortgagee shall release such proceeds to Mortgagor for repair or restoration of the Subject Property without any additional requirements or conditions.

5.7	MAINTENANCE AND PRESERVATION OF THE SUBJECT PROPERTY. Subject to the provisions of the Loan Agreement, Mortgagor covenants: (a) to insure the Subject Property and Collateral against such risks as Mortgagee may require pursuant to the Loan Agreement and, at Mortgagee’s request (but not more than fifteen (15) days prior to the termination date of any existing coverage), to provide evidence of such insurance to Mortgagee, and to comply with the requirements of any insurance companies providing such insurance; (b) to keep the Subject Property and Collateral in good condition and repair; (c) not to remove or demolish the Subject Property or Collateral or any part thereof, not to alter, restore or add to the Subject Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property without Mortgagee’s prior written consent or as provided in the Loan Agreement; (d) to complete or restore promptly and in good and workmanlike manner the Subject Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether Mortgagee elects to require that insurance proceeds be used to reduce the Secured Obligations as provided in Section 5.6; (e) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Subject Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (f) not to commit or permit waste of the Subject Property or Collateral; and (g) to do all other acts which from the character or use of the Subject Property or Collateral may be reasonably necessary to maintain and preserve its value.

5.8	DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Subject Property and Collateral and title to and right of possession of the Subject Property and Collateral, the security hereof and the rights and powers of Mortgagee hereunder against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Subject Property or Collateral and of any condemnation offer or action.

5.9	POWERS OF MORTGAGEE. Mortgagee may, without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby and without liability therefor and without notice: (a) release all or any part of the Subject Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Mortgage.

5.10	INTENTIONALLY OMITTED.

5.11	INTENTIONALLY OMITTED.

5.12	INTENTIONALLY OMITTED.

5.13	DUE ON SALE OR ENCUMBRANCE. The terms “Loan”, “Loan Documents” and “Loan Agreement” have the meaning given them in the Loan Agreement. Mortgagor represents, agrees and acknowledges that:

(a)	Improvement and operation of real property is a highly complex activity which requires substantial knowledge of law and business conditions and practices, and an ability to control, coordinate and schedule the many factors affecting such improvement and operation. Experience, financial stability, managerial ability and a good reputation in the business community enhance an owner’s and operator’s ability to obtain market rents and to induce cooperation in scheduling and are taken into account by Mortgagee in approving loan applications.

(b)	Mortgagor has represented to Mortgagee, not only in the representations and warranties contained in the Loan Documents, but also in its initial loan application and in all of the negotiations connected with Mortgagee making the Loan, certain facts concerning Mortgagor’s financial stability, managerial and operational ability, reputation, skill, and creditworthiness. Mortgagee has relied upon these representations and warranties as a substantial and material consideration in its decision to make the Loan.

(c)	The conditions and terms provided in the Loan Agreement were induced by these representations and warranties and would not have been made available by Mortgagee in the absence of these representations and warranties.

(d)	Mortgagee would not have made this Loan if Mortgagee did not have the right to sell, transfer, assign, or grant participations in the Loan and in the Loan Documents, and that such participations are dependent upon the potential participants’ reliance on such representations and warranties.

(e)	Mortgagor’s financial stability and managerial and operational ability and that of those persons or entities having a direct or beneficial interest in Mortgagor are a substantial and material consideration to any third parties who have entered or will enter into agreements with Mortgagor.

(f)	Mortgagee has relied upon the skills and services offered by such third parties and the provision of such skills and services is jeopardized if Mortgagor breaches its covenants contained below regarding Transfers.

(g)	A transfer of possession of or title to the Subject Property, or a change in the person or entity operating, developing, constructing or managing the Subject Property, would substantially increase the risk of Default under the Loan Documents and significantly and materially impair and reduce Mortgagee’s security for the Note.

(h)

As used herein, the term “Transfer” shall mean each of the following actions or events: the sale, transfer, assignment, lease as a whole, encumbrance, hypothecation, mortgage or pledge in any manner whatsoever, whether voluntarily, involuntarily or by operation of law of: (i) the Subject Property or Collateral or any interest therein; (ii) title to any other security more specifically described in any Loan Document; (iii) Mortgagor’s right, title and/or interest in the Loan Documents and any subsequent documents executed by Mortgagor in connection therewith; (iv) legal or beneficial ownership of any partnership interest in Mortgagor if Mortgagor is a partnership; (v) legal or beneficial ownership of any membership interest in Mortgagor if Mortgagor is a limited liability company; (vi) legal or beneficial ownership of any partnership interest in any general partner, venturer or member of Mortgagor; or (vii) legal or beneficial ownership of any of the stock in Mortgagor if Mortgagor is a corporation or in any general partner, venturer or member in Mortgagor that is a corporation.

(i)	Mortgagor shall not make or commit to make any Transfer without Mortgagee’s prior written consent, which it may grant or withhold at its sole discretion (except with respect to those Transfers reasonably approved by Mortgagee or otherwise expressly permitted under the Loan Agreement). It is expressly agreed that Mortgagee may predicate Mortgagee’s decision to grant consent to a Transfer on such terms and conditions as Mortgagee may require, in Mortgagee’s sole discretion, including without limitation (i) consideration of the creditworthiness of the party to whom such Transfer will be made and its development and management ability with respect to the Subject Property, (ii) consideration of whether the security for repayment, performance and discharge of the Secured Obligations, or Mortgagee’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Transfer, (iii) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (iv) reimbursement of Mortgagee for all costs and expenses incurred by Mortgagee in investigating the creditworthiness and management ability of the party to whom such Transfer will be made and in determining whether Mortgagee’s security will be impaired by the proposed Transfer, (v) payment to Mortgagee of a transfer fee to cover the cost of documenting the Transfer in its records, (vi) payment of Mortgagee’s reasonable attorneys’ fees in connection with such Transfer, (vii) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies or construction binders insuring Mortgagee’s liens and security interests covering the Subject Property, and (viii) require additional security for the payment, performance and discharge of the Secured Obligations. If Mortgagee’s consent should be given, any Transfer shall be subject to the Loan Documents and any transferee of Mortgagor’s interest shall: (i) assume all of Mortgagor’s obligations thereunder; and (ii) agree to be bound by all provisions and perform all obligations contained therein; provided, however, that such assumption shall not release Mortgagor or any maker or any guarantor of the Note from any liability thereunder or under any other Loan Documents without the prior written consent of Mortgagee. In the event of any Transfer without the prior written consent of Mortgagee, whether or not Mortgagee elects to enforce its right to accelerate the Loan pursuant to Sections 6.1 and 6.2, all sums owing under the Note, as well as all other charges, expenses and costs owing under the Loan Documents, shall at the option of Mortgagee, automatically bear interest at five percent (5%) above the rate provided in the Note, from the date (or any date thereafter) of such unconsented to Transfer. Mortgagor acknowledges that the automatic shift(s) to this alternate rate is reasonable since the representations that Mortgagee relied upon in making the Loan may no longer be relied upon. A consent by Mortgagee to one or more Transfers shall not be construed as a consent to further Transfers or as a waiver of Mortgagee’s consent with respect to future Transfers.

5.14	RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property and Collateral or in any manner obligated under the Secured Obligations (“Interested Parties”), Mortgagee may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Subject Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of and security interests created by this Mortgage upon the Subject Property and Collateral.

5.15	RELEASES. If the Secured Obligations are paid, performed and discharged in full in accordance with the terms of this Mortgage, the Note, and the other Loan Documents, then this Mortgage shall be released by Mortgagee at Mortgagor’s request and expense, and Mortgagee shall have no further obligation to make advances pursuant to the provisions hereof or in the other Loan Documents. Notwithstanding anything contained herein to the contrary, Beneficiary hereby agrees, subject to the provisions of Section 2.7 of the Loan Agreement, that this conveyance shall become null and void, notwithstanding the fact that all of the Secured Obligations which relate specifically to the Other Security Instruments have not been satisfied.

5.16	SUBROGATION. Mortgagee shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to the Loan Documents or by the proceeds of any loan secured by this Mortgage.

5.17	RIGHT OF INSPECTION. Mortgagee, its agents and employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and Collateral and ascertaining Mortgagor’s compliance with the terms hereof.

5.18	CONTRACTS. Mortgagor will deliver to Mortgagee a copy of each Contract promptly after the execution of same by all parties thereto and subject to any approval of Mortgagee required by any of the Loan Documents. Within twenty (20) days after a request by Mortgagee, Mortgagor shall prepare and deliver to Mortgagee a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Mortgagee, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Mortgagee). Mortgagor represents and warrants that none of the Contracts encumber or create a lien on the Subject Property, but are personal with Mortgagor. As used herein, the term “Contract” shall mean any management agreement, leasing and brokerage agreement, and operating or service contract with respect to the Subject Property or Collateral.

ARTICLE 6. DEFAULT PROVISIONS

6.1	DEFAULT. For all purposes hereof, the term “Default” shall mean (a) the existence of any Default as defined in the Loan Agreement; (b) at Mortgagee’s option, the failure of Mortgagor to make any payment of principal or interest on the Note or to pay any other amount due hereunder or under the Note when the same is due and payable, whether at maturity, by acceleration or otherwise; (c) the failure of Mortgagor to perform any non-monetary obligation hereunder, or the failure to be true of any representation or warranty of Mortgagor contained herein and the continuance of such failure for ten (10) days after notice, or within any longer grace period, if any, allowed in the Loan Agreement for such failure, or (d) if Mortgagor or any other Person shall make a Transfer as contemplated by Section 5 hereof, without the prior written consent of Mortgagee (which consent may be withheld in Mortgagee’s sole discretion (except for those Transfers reasonably approved by Mortgagee or otherwise expressly permitted under the Loan Agreement) or conditioned as provided in Section 5).

6.2	RIGHTS AND REMEDIES. At any time after Default, Mortgagee shall have all the following rights and remedies:

(a)	Mortgagee may with or without notice, declare all Secured Obligations immediately due and payable. The failure to exercise any remedy available to Mortgagee shall not be deemed to be a waiver of any rights or remedies of the Mortgagee under the Loan Documents, at law or in equity;

(b)	Mortgagee may, with or without notice, and without releasing Mortgagor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or Default of Mortgagor and, in connection therewith, enter upon the Subject Property and do such acts and things as Mortgagee deems necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee under this Mortgage; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority to this Mortgage, the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Mortgage; or (v) to employ counsel, accountants, contractors and other appropriate persons.

(c)	If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Secured Obligations, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so advanced or paid by Mortgagee, with interest from the date when paid or incurred by Mortgagee at the rate of interest then applicable on the outstanding principal balance of the Note. No such payment by Mortgagee shall constitute a waiver of any Default. In addition to the liens and security interests hereof, Mortgagee shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Mortgagee may make an advance, or which Mortgagee may pay.

(d)

Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Subject Property, or any part thereof, and take exclusive possession of the Subject Property and Collateral and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Subject Property and Collateral, including without limitation the right to rent the same for the account of Mortgagor and to deduct from such Payments all costs, expenses, and liabilities of every character incurred by the Mortgagee in collecting such Payments and in managing, operating, maintaining, protecting, or preserving the Subject Property and Collateral and to apply the remainder of such Payments on the Secured Obligations in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by the Mortgagee in collecting such Payments and in managing, operating, maintaining, protecting, or preserving the Subject Property and Collateral, if not paid out of Payments as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the rate of interest then applicable on the outstanding principal balance of the Note, all of which shall constitute a portion of the Secured Obligations. If necessary to obtain the possession provided for above, the Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Mortgagee pursuant to this subsection, the Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Subject Property, or any part thereof, or from any other act or omission of the Mortgagee in managing the Subject Property and Collateral unless such loss is caused by the willful misconduct of the Mortgagee, nor shall the Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY MORTGAGEE FOR, AND TO HOLD HARMLESS MORTGAGEE FROM, ANY AND ALL LIABILITY, LOSS, OR DAMAGE, WHICH MAY OR MIGHT BE INCURRED BY MORTGAGEE UNDER ANY SUCH LEASE OR UNDER OR BY REASON HEREOF OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST MORTGAGEE BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY SUCH LEASE, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE. Should Mortgagee incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the rate of interest then applicable on the outstanding principal balance of the Note, shall be secured hereby, and Mortgagor shall reimburse the Mortgagee therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon Mortgagee for the control, care, management, leasing, or repair of the Subject Property and Collateral, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Subject Property and Collateral by the tenants or by any other parties, or for any Hazardous Materials as defined in the Loan Agreement on or under the Subject Property or

Collateral, or for any dangerous or defective condition of the Subject Property or Collateral or for any negligence in the management, leasing, upkeep, repair, or control of the Subject Property or Collateral resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Mortgagor hereby assents to, ratifies, and confirms any and all actions of Mortgagee with respect to the Subject Property and Collateral taken under this subsection.

The remedies in this subsection are in addition to other remedies available to the Mortgagee and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to the Mortgagee. The remedies in this Section 6.2 are available under and governed by the real property laws of Ohio and are not governed by the personal property laws of Ohio, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 1309.601, et seq. of the Ohio Revised Code. No action by Mortgagee, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 1309.604 of the Ohio Revised Code. Any receipt of consideration received by Mortgagee pursuant to this subsection shall be immediately credited against the Secured Obligations (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Secured Obligations.

(e)	Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment, performance and discharge of the Secured Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Subject Property and Collateral, and to have all or any part of the Subject Property and Collateral sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Mortgagee with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Mortgagee.

(f)	Mortgagee, as a matter of right and without regard to the sufficiency of the security for payment, performance and discharge of the Secured Obligations, without notice to Mortgagor and without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Subject Property and Collateral or any part thereof, and of the Payments, and Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters. Mortgagor will pay to Mortgagee upon demand (with interest thereon at the Alternate Rate) all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensations, incurred pursuant to the provisions of this subsection, and all such expenses shall be secured by this Mortgage and shall bear interest at the Alternate Rate.

(g)

The Mortgagee may exercise its rights of enforcement with respect to the Collateral under the UCC, and in conjunction with, in addition to or in substitution for the rights and remedies under the UCC the Mortgagee may, and Mortgagor agrees, as follows: (i) without demand or notice to Mortgagor, enter upon the Subject Property to take possession of, assemble, receive, and collect the Collateral, or any part thereof, or to render it unusable; (ii) require Mortgagor to assemble the Collateral and make it available at a place Mortgagee designates which is mutually convenient to allow Mortgagee to take possession or dispose of the Collateral; (iii) written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; (iv) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Subject Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Collateral hereunder as is required for such sale of the Subject Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under

Section 1309.604 of the Ohio Revised Code; (v) in the event of a foreclosure sale under judgment of a court, the Collateral and the Subject Property may, at the option of the Mortgagee, be sold as a whole; (vi) it shall not be necessary that the Mortgagee take possession of the Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (vii) prior to application of proceeds of disposition of the Collateral to the Secured Obligations, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by the Mortgagee; (viii) after notification, if any, hereafter provided in this subsection, Mortgagee may sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Mortgagee’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Mortgagee, Mortgagor shall assemble the Collateral and make it available to Mortgagee at any place designated by Mortgagee that is reasonably convenient to Mortgagor and Mortgagee. Mortgagor agrees that Mortgagee shall not be obligated to give more than ten (10) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Mortgagor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Mortgagee in connection with the collection of the Secured Obligations and the enforcement of Mortgagee’s rights under the Loan Documents. Mortgagee shall apply the proceeds of the sale of the Collateral against the Secured Obligations in accordance with the requirements of this Mortgage. Mortgagor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay, perform and discharge the Secured Obligations in full. Mortgagor waives all rights of marshalling in respect of the personalty; (ix) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Secured Obligations, the occurrence of any Default, the Mortgagee having declared all or a portion of such Secured Obligations to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by Mortgagee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (x) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee. Without limiting any other provisions of this Mortgage, Mortgagee shall have the right to conduct any such sale on the Subject Property, and Mortgagee shall have such right of possession of the Collateral as shall be necessary or convenient for such purpose or any other purpose under this Section. Mortgagee may sell the Collateral without giving any warranties relating to title, possession, quiet enjoyment, merchantability, fitness or the like as to the Collateral and may specifically disclaim any warranties, which shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Mortgagee has no obligation to clean up or otherwise prepare the Collateral for sale.

(h)

Mortgagor has, pursuant to this Mortgage, assigned to Mortgagee all Payments under each of the Leases covering all or any portion of the Subject Property. Mortgagee may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Subject Property or any part thereof, and in its own name, sue for or otherwise collect the Payments. All Payments collected by Mortgagee shall be applied as provided for in this Mortgage and the Loan Agreement; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Payments collected, the excess shall be added to the Secured Obligations, shall bear interest at the rate of interest then applicable on the outstanding principal balance of the Note, and shall be immediately due and payable. The entering upon and taking possession of the Subject Property, the collection of Payments, and the application thereof as aforesaid shall not cure or waive any Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such Default is fully cured. Failure or discontinuance by Mortgagee at any time or from time to time, to collect said Payments shall not in any manner impair the subsequent enforcement by Mortgagee of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Mortgagee shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien of this Mortgage, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Payments, with respect to the Subject Property or any other collateral given by Mortgagor to Mortgagee. In addition, from time to time Mortgagee may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Mortgage to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Mortgage shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Subject Property and Collateral to the extent that the same may have arisen or intervened during the period between the recordation of this Mortgage and the execution of the Lease identified in such instrument of subordination.

(i)	Mortgagee (i) may surrender the insurance policies maintained pursuant hereto or the other Loan Documents or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Secured Obligations, in accordance herewith, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such premiums; and (ii) apply the reserve for impositions, if any, required by the provisions of this Mortgage, toward payment of the Secured Obligations; and (iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any Loan Document or under the UCC, or otherwise.

(j)	Mortgagee may be the purchaser of the Subject Property and Collateral or any part thereof, at any sale thereof, or otherwise, and Mortgagee shall, upon any such purchase, acquire good title to the Subject Property and Collateral so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Secured Obligations. The Mortgagee, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Mortgagee’s purchase shall be applied in accordance with the requirements of this Mortgage.

(k)	If the liens or security interests hereof shall be foreclosed as provided herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Mortgagor or Mortgagor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Mortgagor and Mortgagor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Subject Property and Collateral so occupied or possessed and sold to such purchaser), and anyone occupying or possessing such portion of the Subject Property and Collateral, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

6.3	APPLICATION OF FORECLOSURE SALE PROCEEDS. After deducting all costs, fees and expenses of Mortgagee, including, without limitation, cost of evidence of title and attorneys’ fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Mortgagee shall apply all proceeds of any foreclosure sale: (a) to payment of all sums expended by Mortgagee under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Note to be applicable on or after maturity or acceleration of the Note; (b) to payment of all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled thereto.

6.4	APPLICATION OF OTHER SUMS. All sums received by Mortgagee under Section 6.2 or Section 3.2, less all costs and expenses incurred by Mortgagee or any receiver under Section 6.2 or Section 3.2, including, without limitation, attorneys’ fees, shall be applied in payment of the Secured Obligations in such order as Mortgagee shall determine in its sole discretion; provided, however, Mortgagee shall have no liability for funds not actually received by Mortgagee.

6.5	NO CURE OR WAIVER. Neither Mortgagee’s nor any receiver’s entry upon and taking possession of all or any part of the Subject Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any breach, Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Mortgagor has cured all other defaults), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of or security interests created by this Mortgage.

6.6	PAYMENT OF COSTS, EXPENSES AND ATTORNEYS’ FEES. Mortgagor agrees to pay to Mortgagee immediately and without demand all costs and expenses incurred by Mortgagee pursuant to Section 6.2 (including, without limitation, court costs and attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein or in the Loan Agreement. With respect to any agreement by Mortgagor in this Mortgage or in any other Loan Document to pay Mortgagee’s attorneys’ fees and disbursements incurred in connection herewith or therewith, Mortgagor agrees that each Loan Document is a “contract of indebtedness” and that the attorneys’ fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Ohio Revised Code Section 1301.21, as such Section may hereafter be amended. Mortgagor further agrees that the indebtedness incurred in connection with the Loan is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

6.7	POWER TO FILE NOTICES AND CURE DEFAULTS. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Subject Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Subject Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Mortgagee may perform any obligation of Mortgagor hereunder; provided, however, that: (i) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (ii) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act (whether such failure constitutes negligence) by Mortgagee under this Section.

6.8	DISCONTINUANCE OF PROCEEDINGS AND RESTORATION OF THE PARTIES. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

6.9	WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Mortgagor agrees, to the fullest extent permitted by law, that if a Default occurs hereunder, neither

Mortgagor nor anyone claiming through or under them shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of any Property hereby conveyed, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim by, through or under them, hereby waives and releases, to the fullest extent permitted by law, the benefit of all such laws (including, without limitation, all rights under and by virtue of the homestead exemption laws and redemption laws of the State of Ohio) and any and all rights to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

6.10	MORTGAGEE MAY FILE PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, its creditors or their property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount due and payable by Mortgagor under this Mortgage at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1	ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Subject Property and Collateral and such further rights and agreements are incorporated herein by this reference. To the extent that the provisions of this Mortgage are expressly inconsistent with the terms of the Loan Agreement or Note, including without limitation, provisions regarding collection and application of Subject Property revenue, required insurance, tax impounds, and transfers of the Subject Property, the terms of the Loan Agreement or Note, as applicable, shall control.

7.2	MERGER. No merger shall occur as a result of Mortgagee’s acquiring any other estate in, or any other lien on, the Subject Property unless Mortgagee consents to a merger in writing.

7.3	OBLIGATIONS OF MORTGAGOR, JOINT AND SEVERAL. If more than one person has executed this Mortgage as “Mortgagor”, the obligations of all such persons hereunder shall be joint and several.

7.4	INTENTIONALLY OMITTED.

7.5	WAIVER OF MARSHALLING RIGHTS. Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Subject Property and Collateral, hereby waives all rights to have the Subject Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligation (“Other Property”) marshalled upon any foreclosure of the lien of this Mortgage or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Mortgagee shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Mortgagee may designate.

7.6	RULES OF CONSTRUCTION. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term “Subject Property” and “Collateral” means all and any part of the Subject Property and Collateral, respectively, and any interest in the Subject Property and Collateral, respectively.

7.7	SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section 7.7 does not waive or modify the provisions of Section 6.1(d).

7.8	EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

7.9	GOVERNING LAW. This Mortgage shall be construed in accordance with the laws of the State of Ohio, except to the extent that federal laws preempt the laws of the State of Ohio.

7.10	INCORPORATION. Exhibits A and B, as attached, are incorporated into this Mortgage by this reference.

7.11	NOTICES. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Mortgage shall be in writing and shall be considered as properly given if delivered personally or sent by certified United States mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Mortgagor:

KBS INDUSTRIAL PORTFOLIO, LLC,

a Delaware limited liability company

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Telephone: (949) 417-6500

Telecopier: (949) 417-6518

Mortgagee:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Real Estate Group (AU #2955)

Orange County

2030 Main Street, Suite 800

Irvine, CA 92614

Attn: John Ferguson, Relationship Manager

Tel: (949) 251-4310

Fax: (949) 851-9728

Loan #: 105233

With a copy to:	Wells Fargo Bank, National Association Los Angeles Loan Center 2120 East Park Place, Suite 100 El Segundo, CA 90245 Attention: Shirley Floresca

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove. Mortgagor shall forward to Mortgagee, without delay, any notices, letters or other communications delivered to the Subject Property or to Mortgagor naming Mortgagee, “Lender” or the “Construction Lender” or any similar designation as addressee, or which could reasonably be deemed to affect the construction of the Improvements or the ability of Mortgagor to perform its obligations to Mortgagee under the Note or the Loan Agreement.

7.12	LIMITATIONS ON RECOURSE. The limitations on personal liability of shareholders, partners and members of Borrower contained in Section 11.21 of the Loan Agreement shall apply to this Mortgage.

7.13	DEFICIENCY. In the event an interest in any of the Subject Property and Collateral is foreclosed upon, Mortgagor agrees, to the extent permitted by law, that Mortgagee shall be entitled to seek a deficiency judgment from Mortgagor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Subject Property and Collateral was sold pursuant to a foreclosure sale.

7.14	NO THIRD PARTY BENEFICIARY. This Mortgage is made for the sole benefit of Mortgagor and Mortgagee, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

7.15

NO WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Mortgagee shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Mortgagee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Mortgagee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Mortgagee’s rights or remedies upon the occurrence of any other or subsequent Default. No delay by Mortgagee in exercising any such right or remedy shall be construed to preclude Mortgagee from the exercise thereof at any time while that Default is continuing. No notice to or demand on Mortgagor shall of itself entitle Mortgage to any other or further notice or demand in similar circumstances.

7.16	ENTIRE AGREEMENT; AMENDMENT. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Mortgage and the Loan Documents may be amended or waived only by an instrument in writing signed by the Mortgagor and Mortgagee.

7.17	DELIVERY OF SUMMONS, ETC. If any action or proceeding shall be instituted which (i) is intended to evict Borrower or recover possession of the Subject Property or any part thereof, or (ii) could result in a money judgment for failure to pay any obligation relating to the Subject Property or this Mortgage (which judgment would not be covered and fully paid by applicable insurance), Borrower, to the extent required under the Loan Agreement, shall immediately, upon service thereof on or by Borrower deliver, to Lender a true copy of each petition, summons, complaint, notice of motion, order to show cause and all other process, pleadings and papers, however designated, served in any such action or proceeding.

7.18	OPEN-END MORTGAGE; PROTECTIVE ADVANCES. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances made by the holder hereof at the request of Mortgagor or any of its successors in title after this Mortgage is delivered to the Recorder for record to the fullest extent and with the highest priority contemplated by Section 5301.232 of the Ohio Revised Code. In addition, Mortgagee shall have the right, but not the obligation, to make protective advances with respect to the Subject Property for the payment of taxes, assessments, insurance premiums, repairs, maintenance and other costs incurred in the protection of the Subject Property as contemplated by Section 5301.233 of the Ohio Revised Code, and such protective advances, together with interest thereon from the date of each such advance until it is repaid in full, shall be secured by this Mortgage to the fullest extent and with the highest priority contemplated by said Section 5301.233. The maximum amount of loan indebtedness secured by this Mortgage, in the aggregate and exclusive of interest accrued thereon and protective advances made as contemplated in this Section 7.18 and in Section 5301.233 of the Ohio Revised Code, which may be outstanding at any time is Two Hundred Million Dollars ($200,000,000). Any such loan advances may or may not be evidenced by a note or notes of Mortgagor or its successors in title executed and delivered at the time any loan advance is made. If and to the extent applicable, Mortgagor hereby waives any right it may have under Section 5301.232(C) of the Ohio Revised Code.

7.19	MORTGAGEE’S RIGHTS UNDER MECHANICS’ LIEN LAWS. Mortgagee shall be and is hereby authorized and empowered to do as Mortgagee all things provided in the mechanics’ lien laws of Ohio, including, without limitation, Section 1311.14 of the Ohio Revised Code, and all amendments and supplements thereto.

Mortgagor shall file an appropriate Notice of Commencement pursuant to Section 1311.04 of the Ohio Revised Code in the office of the county recorder in the county where the Subject Property is located after the recording of this Mortgage and other Loan documents and prior to the commencement of any construction, demolition or renovation activities on or to the Premises. If Mortgagor fails to file a Notice of Commencement in connection with any construction, renovation or demolition activities on or to the Subject Property, Mortgagee may do so, and all costs and expenses incurred by Mortgagee in making such filing, including but not limited to costs and expenses incurred in obtaining the information required to make such filing and the costs of preparing and recording the Notice of Commencement, shall be immediately due and payable by Mortgagor to Mortgagee and, until paid, shall be additional indebtedness of Mortgagor to Mortgagee secured by this Mortgage and on which interest shall accrue at the rate stated in the Note. Mortgagor acknowledges and agrees that Mortgagee is not, and shall not be deemed to be, an agent of Mortgagor in connection with any construction, demolition or renovation activities undertaken by Mortgagor. Mortgagor indemnifies and shall defend and hold harmless Mortgagee from and against any claims against Mortgagee relating to any construction, demolition or renovation activities undertaken by Mortgagor.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year set forth above.

“MORTGAGOR”:

KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION XX, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber
Charles J. Schreiber, Jr.
Chief Executive Officer

STATE OF CALIFORNIA

COUNTY OF                      SS.

On this          day of                     , 2007, before me,                                                                                                        a Notary Public in and for the State of California, personally appeared                                                                                                        personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature	/s/ Authorized Signatory

My commission expires

23